EXHIBIT 10.6

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of January 7, 2009, is between CULP, INC., a North Carolina corporation (the “Corporation”), and FRANKLIN N. SAXON (“Employee”).

Background Statement

The Corporation desires to grant to Employee shares of Restricted Stock pursuant to the Culp, Inc. 2007 Equity Incentive Plan (the “Plan”).  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

STATEMENT OF AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

Section 1.     Grant of Restricted Stock.  The Corporation hereby grants and issues to Employee 60,000 shares of Restricted Stock consisting of 60,000 shares of common stock, par value $0.05 per share, of the Corporation (the “Shares”).  The Shares shall be fully paid, nonassessable and subject to the restrictions and limitations set forth herein.

Section 2.     Restrictions.  Prior to the vesting of the Shares pursuant to Section 3 hereof:

(a)   the Shares shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; and

(b)   the stock certificate(s) evidencing the Shares shall contain the following legend:

“The shares represented by this certificate are subject to the terms of a Restricted Stock Agreement, dated as of January 7, 2009, a copy of which is available at the principal office of the corporation.”

Except as expressly stated herein, Employee shall have all rights as a shareholder with respect to the Shares, commencing as of the date of issuance thereof and continuing for so long as Employee remains the record owner of the Shares, including the right to receive dividends in cash or other property and other distributions or rights in respect of the Shares and to vote the Shares as the record owner thereof.  For the avoidance of doubt, no cash dividends paid in respect of the Shares shall be deferred and reinvested in additional shares of Restricted Stock as permitted by the second sentence of Section 4.4 of the Plan.

Section 3.     Vesting.  The restrictions described in Section 2 shall lapse and the Shares shall vest in Employee on the following dates:

(a)  on May 1, 2012, to the extent of 20,000 Shares;

(b)  on May 1, 2013, to the extent of 20,000 Shares;

(c)  on May 1, 2014, to the extent of any and all unvested Shares as of such date; and

(d)  at any time upon the occurrence of a Change of Control or if the employment of Employee is terminated by the Corporation without Cause or by reason of the death or Disability of Employee, to the extent of any and all unvested Shares as of such date.

For purposes of this Agreement, the following terms shall have the meanings indicated below:

“Cause” shall mean (i) the commission by Employee of a felony (or crime involving moral turpitude); (ii) theft, conversion, embezzlement or misappropriation by Employee of funds or other assets of the Corporation or its Subsidiaries or any other act of fraud with respect to the Corporation or its Subsidiaries (including without limitation the acceptance of bribes or kickbacks or other acts of self dealing); (iii) intentional, grossly negligent or unlawful misconduct by Employee that causes significant harm to the Corporation or its Subsidiaries; or (iv) repeated instances of intoxication with alcohol or drugs while conducting business during regular business hours.

“Change of Control” shall have the meaning given to such term in the Plan.

“Disability” shall have the meaning given to such term in the primary disability benefit plan of the Corporation in which Employee participates.  In the absence of any such plan, “Disability” shall mean any physical or mental impairment that renders Employee unable to perform the essential functions of his job with the Corporation and its Subsidiaries for a period of at least 120 days, either with or without reasonable accommodation.  At the Corporation’s request, Employee shall submit to an examination by a duly licensed physician who is mutually acceptable to the Corporation and Employee for the purpose of ascertaining the existence of a Disability, and shall authorize the physician to release the results of Employee’s examination to the Corporation.

Upon the vesting of any Shares, Employee shall be entitled to receive replacement stock certificate(s) evidencing such vested Shares and such certificate(s) shall not contain the legend set forth in Section 2(b).

Section 4.     Forfeiture.  If, prior to vesting of any Shares, the employment of Employee with the Corporation or its Subsidiaries is terminated by Employee for any reason or by the Corporation for Cause, then all of the Shares that are not vested under Section 3 as of the date of termination shall be forfeited to the Corporation (such event being referred to herein as a “Forfeiture Event”).  Upon the occurrence of a Forfeiture Event, Employee shall return for cancellation all stock certificates representing unvested Shares, and irrespective of whether such stock certificates are so returned and cancelled, all unvested Shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

Section 5.     Taxes and Related Matters.

(a)           If Employee properly elects, within 30 days of the date on which he acquires the Shares, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date of issuance) of the Shares granted pursuant to this Agreement, Employee shall pay to the Corporation, in the year of this Agreement, all federal, state and local income, social security and payroll taxes required to be withheld with respect to the grant of the Shares.  If Employee fails to make such tax payments as required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local income, social security and payroll taxes of any kind required by law to be withheld with respect to the Shares.

(b)           If Employee does not make the election described in subparagraph (a) of this section, he shall, on the date as to which the restrictions described in Section 3 shall lapse as to any Shares, pay to the Corporation all federal, state and local income, social security and payroll taxes of any kind required by law to be withheld with respect to such vested Shares.  Subject to the approval of the Committee, Employee may elect to satisfy this obligation by having the Corporation withhold a number of Shares that have vested having a Fair Market Value (as of the date that the amount of the withholding requirement is to be determined) equal to the amount of such withholding requirement.  If Employee fails to make such payments as required (in cash or by withholding Shares), the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local income, social security and payroll taxes of any kind required by law to be withheld with respect to such vested Shares.

(c)           Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if Employee is entitled under any agreement or arrangement (including, without limitation, this Agreement) to receive compensation that would constitute a parachute payment (including, without limitation, the vesting of any rights) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) but for the operation of this sentence, then the amount of all such payments shall be reduced, as determined by the Corporation, to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to Employee that are contingent on a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, not to exceed 2.99 times Employee’s “base amount,” all within the meaning of Section 280G of the Code and the regulations promulgated thereunder.  The parties intend for the immediately preceding sentence to be interpreted and applied so as to prevent Employee from receiving, with respect to a Change of Control, an excess parachute payment within the meaning of Section 280G of the Code.

Section 6.     Miscellaneous.

(a)  Governing Law.  This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of North Carolina, without giving effect to the principles of conflicts of laws thereof.

(b)   Entire Agreement; Amendment and Waiver.  This Agreement and the Shares issued hereunder shall be subject to the terms of the Plan, which hereby is incorporated into this Agreement as if set forth in full herein.  Employee hereby acknowledges that he has received a copy of the Plan.  This Agreement and the Plan reflect the entire agreement between the parties hereto and supersede any prior or contemporaneous written or oral understanding or agreement regarding the subject matter hereof.  This Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.

(c)   Assignment; Binding Effect.  This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere herein.

(d)   No Right to Employment.  Nothing in this Agreement shall confer on Employee any right to continue in the employ of the Corporation or any of its Subsidiaries.

(e)   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic device shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic device shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart of this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.

(f)    Notices.  Any notice hereunder to the Corporation shall be addressed to the Corporation’s principal executive office, Attention: Compensation Committee, and any notice hereunder to Employee shall be addressed to Employee at his last address in the records of the Corporation, subject to the right of either party to designate at any time hereafter in writing a different address.  Any notice shall be deemed to have been given when delivered personally, one (1) day after dispatch if sent by reputable overnight courier, fees prepaid, or three (3) days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

[Signature page is the next page.]

IN WITNESS WHEREOF, this Agreement has been duly executed on the 7th day of January, 2009.

CULP, INC.,
a North Carolina corporation

By:
/s/ Kenneth R. Bowling
Title: Corporate Secretary

EMPLOYEE

/s/ Franklin N. Saxon